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                                   EXHIBIT 21


              LIST OF SUBSIDIARIES OF NANOPIERCE TECHNOLOGIES, INC.

                       STATE OF
NAME                 INCORPORATION  DATE OF INCORPORATION    DOING BUSINESS AS
-------------------  -------------  ---------------------  ---------------------
NanoPierce Card      Germany        January 2000           NanoPierce Card
Technologies, GmbH                                         Technologies, GmbH
-------------------  -------------  ---------------------  ---------------------
NanoPierce           Nevada, USA    January 2002           NanoPierce Connection
Connection Systems,                                        Systems, Inc.
Inc.
-------------------  -------------  ---------------------  ---------------------
ExypnoTech, GmbH     Germany        February 2002          ExypnoTech, GmbH
-------------------  -------------  ---------------------  ---------------------
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